UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 26, 2006

CALIFORNIA WATER SERVICE GROUP

(Exact name of registrant as specified in its charter)

Delaware

1-13883

77-0448994

(State or other jurisdiction

           (Commission

           (I.R.S. Employer)

        of Incorporation)

            File Number)

            Identification No.)

   1720 North First Street, San Jose, CA.

       95112

   (Address of principal executive offices)

    (Zip Code)

1-408-367-8200

(Registrant's telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c  )  under  the Exchange Act (17 CFR 240.13e-4(c ))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2006, the registrant issued the press release attached to this report as Exhibit 99, which  reports on the results of operations for the quarter and year ended March 31, 2006.

 Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the exhibit index to this report.

SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed  on its  behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

(Registrant)

Date: April 26, 2006

           By:  /s/ Martin A. Kropelnicki

          Martin A. Kropelnicki

Vice President, CFO & Treasurer

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	April 26, 2006 For Immediate Release
Contact:	Marty Kropelnicki (408) 367-8215 (analysts) Shannon Dean (310) 257-1435 (media)

CAL WATER ANNOUNCES FIRST QUARTER 2006 RESULTS AND

COMPANY DECLARES 246th CONSECUTIVE QUARTERLY DIVIDEND

SAN JOSE, CA  –  California Water Service Group (NYSE : CWT) today announced net income of $832,000 or earnings of $0.04 per diluted share for the first quarter of 2006, compared to net income of $680,000 or $0.03 per diluted share in the first quarter of 2005.

Revenue for the quarter increased by $4.9 million, or 8 percent, to $65.2 million. Adding to revenue was $1.9 million in rate increases, $0.7 million in sales to new customers, and $2.3 million due to increases in water usage by existing customers.  Sales to existing customers were higher due to warmer first quarter temperatures in some of the Company’s service areas.

“Weather and water usage patterns typically make the first quarter revenue low.  This year, higher water usage boosted our revenue during January prior to the heavy rains that have dominated most of California.  We are pleased with our performance and will continue throughout the year to remain focused on the core elements of our strategy: operating efficiently, getting timely rate relief, and looking for strategic opportunities to complement our core business,” said Pete Nelson, President and Chief Executive Officer. Nelson also was pleased at the California Public Utilities Commission’s unanimous decision on April 13, 2006 affecting water utilities’ ability to recover costs tracked in balancing accounts.

“This decision is encouraging news for the water utility industry, because it indicates the Commission’s intent to fairly balance the needs of consumers and utilities,” Nelson said.

Total operating expenses for the first quarter of 2006 increased by $4.6 million, or 8 percent, to $60.4 million.  Included in these expenses were water production costs to meet higher customer demands, resulting in an increase of $1.6 million, or 8 percent.  Other operations expenses increased by 8 percent, or $1.7 million.

Maintenance expense increased by $0.2 million, or 7 percent, to $3.9 million for the quarter, as the company invested in mains, meters, water treatment equipment, pumping equipment, and reservoirs.  Depreciation expense increased $0.7 million, or 10 percent, to $7.7 million due to increases in 2005 capital expenditures, while interest expense increased 1 percent, or $51,000, to $4.5 million, due to higher short-term borrowings over the same period last year.

At their meeting today, Directors declared the 246th consecutive quarterly dividend on common stock.  The quarterly dividend of $0.2875 is payable on May 19, 2006, to stockholders of record on May 8, 2006.  The regular dividend on Series C preferred stock was also declared.

California Water Service Group is the parent company of California Water Service Company, Washington Water Service Company, New Mexico Water Service Company, Hawaii Water Service Company, Inc., and CWS Utility Services.  Together these companies provide regulated and non-regulated water service to more than 2 million people in 100 California, Washington, New Mexico, and Hawaii communities.  Group’s common stock trades on the New York Stock Exchange under the symbol “CWT”.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act").  The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions.  Such words as expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include,  but not limited to,: governmental and regulatory commissions' decisions; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers' prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

Additional information is available at our Web site at www.calwatergroup.com.

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except per share data)	March 31,	December 31,
	2006	2005
ASSETS
Utility plant:
Utility plant	$ 1,255,220	$ 1,235,090
Less accumulated depreciation and amortization	379,890	372,359
Net utility plant	875,330	862,731
Current assets:
Cash and cash equivalents	5,061	9,533
Receivables:
Customers	13,291	16,061
Other	5,204	4,700
Unbilled revenue	9,935	11,445
Materials and supplies at average cost	4,284	4,182
Prepaid pension expense	1,656	1,696
Taxes and other prepaid expenses	4,853	4,607
Total current assets	44,284	52,224
Regulatory assets	58,263	58,213
Other assets	25,069	23,777
	$ 1,002,946	$ 996,945
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $.01 par value	$ 184	$ 184
Additional paid-in capital	132,295	131,991
Retained earnings	158,472	162,968
Accumulated other comprehensive loss	(1,202)	(1,202)
Total common stockholders' equity	289,749	293,941
Preferred stock	3,475	3,475
Long-term debt, less current maturities	273,768	274,142
Total capitalization	566,992	571,558
Current liabilities:
Current maturities of long-term debt	1,133	1,133
Short-term borrowings	7,500	-
Accounts payable	28,889	36,120
Accrued expenses and other liabilities	44,754	39,563
Total current liabilities	82,276	76,816
Unamortized investment tax credits	2,615	2,615
Deferred income taxes, net	64,168	63,920
Regulatory and other liabilities	40,330	40,236
Advances for construction	145,149	141,842
Contributions in aid of construction	101,416	99,958
Commitments and contingencies	-	-
	$ 1,002,946	$ 996,945

CALIFORNIA WATER SERVICE GROUP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In thousands, except per share data)

For the three months ended:	March 31,	March 31,
	2006	2005

Operating revenue	$ 65,216	$ 60,303
Operating expenses:
Water production costs	21,428	19,821
Other operations	23,682	21,943
Maintenance	3,899	3,658
Depreciation and amortization	7,709	6,996
Income taxes	546	455
Property and other taxes	3,176	2,965
Total operating expenses	60,440	55,838

Net operating income	4,776	4,465

Other income and expenses:
Non-regulated income, net	503	638
Gain (loss) on sale of non-utility property	25	(2)
Total other income and expenses	528	636

Interest expense:
Interest expense	4,697	4,646
Less: capitalized interest	225	225
Total interest expense	4,472	4,421

Net income	$ 832	$ 680

Earnings per share
Basic	$ 0.04	$ 0.03
Diluted	$ 0.04	$ 0.03
Weighted average shares outstanding
Basic	18,403	18,371
Diluted	18,427	18,403
Dividends per share of common stock	$ 0.2875	$ 0.2850